UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2021

GENERAL CANNABIS CORP

(Exact Name of Registrant as Specified in Charter)

Colorado	000-54457	90-1072649
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6565 E. Evans Avenue Denver, Colorado	80224
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 759-1300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)Resignation of Chief Executive Officer and Board Member

On May 6, 2021, Steven Gutterman resigned as the Company’s Chief Executive Officer. Mr. Gutterman also resigned from the Company’s Board of Directors (“Board”) on the same date. Mr. Gutterman has indicated that he has no disagreement with the Company regarding any matter relating to the Company’s operations, policies or practices.

(c)Appointment of Interim Chief Executive Officer

Effective May 7, 2021, Adam Hershey, 48, is appointed the Company’s Interim Chief Executive Officer. Mr. Hershey, a current Board member, will continue to serve on the Board. Mr. Hershey’s compensation pursuant to his Consulting Agreement dated June 3, 2020 remains unchanged. Mr. Hershey will not receive any additional compensation in connection with his new role as Interim Chief Executive Officer. The Board is currently undertaking a search for a permanent Chief Executive Officer.

Mr. Hershey has no family relationships with any other Board member or executive officer of the Company. Mr. Hershey is an investor in the Company. Reference is made to the Company’s Form 8-Ks filed on June 1, 2020 and June 9, 2020 for a more complete description of such investments.

(e)Business Background

Mr. Hershey was appointed to the Board on July 13, 2020. Mr. Hershey is the Chair of the Corporate Governance and Nominating Committee. Mr. Hershey has over 25 years of investing experience in public and private markets. He is currently the Founder, Managing Partner and Portfolio Manager of Hershey Strategic Capital, LP, an opportunistic, alternative asset manager focused on active investing in small cap public companies that was founded in July 2009. He invests in both public and private companies, covering multiple industries with a typical investment time frame of three to five years, focusing on fundamental, long term absolute returns across the capital structure. He is also the Founder and Managing Member of several investment partnerships that focus on providing growth and expansion capital. Mr. Hershey was a Partner and Chief Investment Officer at SIAR Capital, LLC, a single-family office specializing in undervalued and emerging growth companies based in New York City from September 2007 through June 2016, and remained a consultant through December 2016. At SIAR Capital he invested in public and private companies, as well as third-party alternative asset managers and multiple co-investment transactions. The investment focus was based on maintaining a concentrated portfolio of undervalued and emerging companies, working closely with management to foster economic value through the development of various businesses. SIAR Capital broadened its investment mandate to include opportunistic investments across asset classes. Mr. Hershey graduated from Tulane University A.B. Freeman School of Business with a B.S.M. in 1994.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 7, 2021

GENERAL CANNABIS CORP

By:	/s/ Diane Jones
Name:	Diane Jones
Title:	Chief Financial Officer